Exhibit 99.1

QuickLogic Announces the Amendment and Extension of Credit Facility

SAN JOSE, Calif., March 20, 2025 /PRNewswire/ -- QuickLogic Corporation (NASDAQ: QUIK) ("QuickLogic" or the "Company"), a leading provider of embedded FPGA (eFPGA) Hard IP, and ruggedized FPGAs, today announced that, effective March 17, 2025, it entered into an eighth amendment (the "Eighth Amendment") to its amended and restated credit facility, dated as of December 21, 2018 (as amended, the "Credit Agreement") to maintain the line of credit and extend the maturity date.

The Eighth Amendment maintains the credit facility of $20M and extends the maturity date from December 31, 2025 to December 31, 2026.

"We are pleased to have the continued support of Heritage Bank," said Chief Financial Officer, Elias Nader. "Extending our credit facility provides us with enhanced operational flexibility as we continue execution on our large government contract, new eFPGA IP Licenses, and Storefront business while recognizing our solid results and improving business outlook."

Additional details on the terms of the amendment are available in the 8-K filed with the Securities and Exchange Commission on March 20, 2025.

About QuickLogic

QuickLogic Corporation is a fabless semiconductor company specializing in eFPGA Hard IP, discrete FPGAs, and endpoint AI solutions. QuickLogic's unique approach combines cutting-edge technology with open-source tools to deliver highly customizable, low-power solutions for industrial, aerospace, consumer, and computing markets. For more information, visit www.quicklogic.com.

QuickLogic uses its website (www.quicklogic.com), the company blog (https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page (https://www.facebook.com/QuickLogic), and LinkedIn page (https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company's website and its social media accounts in addition to following the Company's press releases, SEC filings, public conference calls, and webcasts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, expectations regarding our future business and results and ability to win new customer contracts and actual results may differ due to a variety of factors including: delays in the market acceptance of the Company's new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers' products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our subsidiary SensiML Corporation; changes in product demand or supply; general economic conditions; political events, international trade disputes, natural disasters and other business interruptions that could disrupt supply or delivery of, or demand for, the Company's products; the unpredictable and ongoing impact of the effects from the COVID-19 pandemic; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ materially from the results contemplated or implied are described in more detail in the Company's public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the "Risk Factors" section in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company's prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/, and on the SEC website at www.sec.gov/. In addition, please note that the date of this press release is March 20, 2025, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We are not obliged to update these statements due to latest information or future events.

QuickLogic and logo are registered trademarks of QuickLogic. All other trademarks are the property of their respective holders and should be treated as such.

CODE: QUIK-E